STOCK ORDER FORM

Policy Number
Policy Name
Policy Address

LMI Holdings, Inc.

Stock Information Center
137 West Penn Avenue
Cleona, PA 17042
Call us toll-free
at 1-800-401-8636

For Internal Use Only		
BATCH #________	ORDER #________	CATEGORY ________
REC'D________	O ________	C ________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Eastern Time, on ________ ___, 2008. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on this form. Stock Order Forms will only be accepted at this address. Faxes or copies of this form will not be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES | **SUBSCRIPTION PRICE PER SHARE** X $10.00 = | **(2) TOTAL PAYMENT DUE** $ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares : 50,000 ($500,000).
See Stock Order Form instructions for more regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to: **Christiana Bank & Trust Company, escrow agent** in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) PURCHASER INFORMATION - *SUBSCRIPTION OFFERING*
(descending order of priority)

a. ☐ Check here if you were a Lebanon Mutual policyholder as of December 19, 2007. (List policy information below.)

b. ☐ Check here if you are a director, officer or employee of Lebanon Mutual.

Policy Title (Names on Policy)	*Policy Number(s)*

PLEASE NOTE: FAILURE TO LIST YOUR ELIGIBLE POLICIES, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF PART OR ALL OF YOUR SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED

(5) PURCHASER INFORMATION - *COMMUNITY OFFERING*

c. ☐ Natural persons and trusts of natural persons who are residents of Berks, Dauphin, Lancaster or Lebanon Counties, Pennsylvania.

d. ☐ Licensed insurance agencies that have been appointed by Lebanon Mutual to market and distribute policies of insurance, and their affiliates.

e. ☐ Named insured under policies of insurance issued by Lebanon Mutual after December 19, 2007.

f. ☐ General Public.

(6) MANAGEMENT AND EMPLOYEES (Check a box, if applicable)
Check if you are a Lebanon Mutual:

☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing for 50,000 shares and are interested in purchasing more shares if the maximum purchase limitation is increased. See Section 1 of the Stock Order Form Instructions.

(8) ASSOCIATES/AFFILIATES/ACTING IN CONCERT

☐ Check here if you, or any affiliates and associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your affiliates and associates or by persons acting in concert with you.

Name(s) listed in Section 9 on other Stock Order Forms	*Number of shares ordered*	*Name(s) listed in Section 9 on other Stock Order Forms*	*Number of shares ordered*

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. You may not add the names of other persons who are not named insureds on your eligible policy. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				*Reporting SSN/Tax ID No.*
First Name, Middle Initial, Last Name				*SSN/Tax ID No.*
Street				*Daytime Phone Number* ***(important)***
City ***(important)***	*State*	*Zip*	*County* ***(important)***	*Evening Phone Number* ***(important)***

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*
☐ Corporation/Partnership ☐ Other ________

FOR BROKER USE ONLY
(Community Offering Only)
☐ IRA
SSN of Beneficial Owner: _____-_____-_____

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I (we) understand that, to be effective, this form, properly completed, together with full payment, must be received by LMI Holdings, Inc. no later than 12:00 noon Eastern Time, on ________ ___, 2008, otherwise this form and all of my (our) subscription rights in the Subscription Offering will be void. ***(continued on reverse side of this form)***

→ ORDER NOT VALID UNLESS SIGNED BY ALL PURCHASERS ←

Signature (title, if applicable) Date | Signature (title, if applicable) Date

OVER →

STOCK ORDER FORM — SIDE 2 (11) ACKNOWLEDGMENT AND SIGNATURES (continued from front of Stock Order Form) I/we certify that, if signing on behalf of a company registering common stock in Section 9, or otherwise signing in a fiduciary capacity, I/we am/are legally authorized to do so. I (we) agree that after receipt by LMI Holdings, Inc., this Stock Order Form may not be modified or canceled without LMI Holdings, Inc.’s consent. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Pennsylvania law prohibits any person from transferring or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I (we) certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am (we are) purchasing shares solely for my (our) own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or the right to subscribe for shares, and (3) I (we) am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I (WE) ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT INSURED, AND ARE NOT GUARANTEED BY LMI HOLDINGS, INC., LEBANON MUTUAL OR BY THE FEDERAL OR STATE GOVERNMENT. I (we) further certify that, before purchasing the common stock of LMI Holdings, Inc., I (we) received the Prospectus dated ___, 2008, and that I (we) have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page ___. By executing this form the investor is not waiving any rights under the Federal Securities Laws, including the Securities Act of 1933 and the Securities and Exchange Act of 1934. See Front of Stock Order Form

LMI HOLDINGS, INC.
STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase for any person or entity, together with associates, affiliates or persons acting in concert with such person or entity, is 50,000 shares ($500,000). Please see the Prospectus section entitled "The Conversion – Limitations on Purchases of Common Stock," beginning on page ___ of the Prospectus. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Payment must be made by including with this form a personal check, bank check or money order made payable to Christiana Bank & Trust Company, escrow agent. These will be cashed upon receipt; the funds remitted by personal check must be available within the account when your Stock Order Form is received. Indicate the amount remitted. Please do not remit cash, wire transfers or third party checks for this purchase.

Section (4) – Purchaser Information (Subscription Offering). Please check the box that reflects the highest eligibility priority of the purchasers listed in Section 9 of the Stock Order Form. If you checked box (a) please list all names and policy numbers that the purchaser(s) had at December 19, 2007. Include all policies held individually or jointly. If purchasing shares for a minor, list only the minor's eligible policies. If purchasing shares for a corporation or partnership, list only the entity's eligible policies. Attach a separate page, if necessary. Box (b) refers to any director, officer or employee of Lebanon Mutual who was not an Eligible Policyholder as of December 19, 2007. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of our share allocation in the event of an oversubscription.** Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See "The Conversion" section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (5) Purchaser Information (Community Offering). If boxes (a) and (b) do not apply, please check one box (c), (d), (e) or (f), applicable to the purchaser(s) in Section 9. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See "The Conversion" section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Management and Employees. Check the box if you are a Lebanon Mutual director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who reside in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. If you check the box but have not subscribed for 50,000 shares and did not complete Section 8, you may not have an opportunity to purchase more shares.

Section (8) – Associates/Affiliates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. Please see the Prospectus section entitled "The Conversion - Limitations on Purchases of Common Stock" for the definition of "associate," "affiliate" and "acting in concert."

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** If placing an order in the Subscription Offering, you may include the names of one or more named insureds on the eligible policy, but you may not add the names of persons who are not named insureds on your eligible policy. **NOTE FOR FINRA MEMBERS (Formerly NASD):** If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr." or "Mrs." Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have been a named insured on an eligible policy at Lebanon Mutual on December 19, 2007, or be a director, officer or employee of Lebanon Mutual.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been a named insured on an eligible policy at Lebanon Mutual on December 19, 2007, or be a director, officer or employee of Lebanon Mutual.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been a named insured on an eligible policy at Lebanon Mutual on December 19, 2007.

The standard abbreviation for custodian is "CUST." The Uniform Transfer to Minors Act is "UTMA." Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor's social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been a named insured on an eligible policy at Lebanon Mutual on December 19, 2007.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible policy at Lebanon Mutual on December 19, 2007.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – The opportunity to purchase common stock through individual retirement accounts is allowable **only** in the Community Offering (see Section 5). Stock may be purchased using self-directed individual retirement accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through retirement accounts which are not self-directed. Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes.

Section (11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. All persons listed in Section 9 of the Stock Order Form must sign the form. If signing on behalf of a company registering common stock in Section 9, or otherwise signing in a fiduciary capacity, you must be legally authorized to do so. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form.

Please review the Prospectus carefully before making an investment decision. **Deliver your completed Stock Order Form, with full payment, so that it is received (not postmarked) by Lebanon Mutual by 12:00 noon, Eastern Time, on _______________ ___, 2008.** Stock Order Forms can be delivered by using the enclosed postage paid Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on the front of the Stock Order Form. Stock Order Forms will only be accepted at this address. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-800-401-8636, Monday through Friday from 10:00 a.m. to 4:00 p.m. Eastern Time. The Stock Information Center is not open on weekends.